Exhibit 99.1

SONUS NETWORKS REPORTS

2010 FOURTH QUARTER AND FULL YEAR RESULTS

Westford, MA, February 28, 2011 — Sonus Networks, Inc. (Nasdaq: SONS), a market leader in next generation IP-based network solutions, today announced results for the fourth quarter and full year ended December 31, 2010.

Revenue for the fourth quarter of 2010 was $83.0 million, compared to $42.7 million in the third quarter of 2010 and $68.7 million for the fourth quarter of 2009.  The Company’s net income on a GAAP basis for the fourth quarter of 2010 was $11.4 million, or $0.04 per diluted share, compared to a net loss of $22.3 million, or $0.08 per share, for the third quarter of 2010, and net income of $10.3 million, or $0.04 per diluted share, for the fourth quarter of 2009.

Revenue for 2010 was $249.3 million, compared to $227.5 million for 2009, a year-over-year increase of $21.8 million.  Gross profit on a GAAP basis for 2010 was $153.2 million, compared to $144.1 million for 2009, reflecting a year-over-year increase of $9.1 million.  Operating expenses on a GAAP basis for 2010 were $164.7 million, compared to $155.5 million for 2009.  The Company’s net loss on a GAAP basis for 2010 was $10.7 million, or $0.04 per share, compared to a net loss of $4.9 million, or $0.02 per share, in 2009.

Gross profit on a non-GAAP basis for 2010 was $155.5 million, compared to $146.5 million for 2009, reflecting a year-over-year increase of $9.0 million.  Operating expenses on a non-GAAP basis for 2010 were $149.5 million, compared to $141.3 million for 2009.  The Company’s net income on a non-GAAP basis for 2010 was $6.8 million, or $0.02 per diluted share, compared to net income of $11.6 million, or $0.04 per diluted share, for 2009.

“I am pleased with the Company’s ability to execute during the fourth quarter.  These results reflect strength in all of our product platforms, giving us confidence regarding our strategy and future prospects,” said Raymond P. Dolan, President and Chief Executive

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Officer of Sonus.  “We will continue to focus on execution in 2011 and bringing world class solutions to the marketplace.”

Sonus Financial Guidance for Fiscal Year 2011:

The following forward-looking statements reflect the Company’s expectations as of February 28, 2011:

The Company expects to achieve total revenue between $265 million and $285 million for 2011.  For 2011, GAAP gross margin is expected to be within the range of 58% to 62%, and total GAAP operating expenses are expected to be in the range of $151 million to $155 million.  Non-GAAP gross margin is expected to be within the range of 59% to 63% on an annual basis, and total non-GAAP operating expenses are expected to be in the range of $143 million to $147 million for 2011.

The Company’s GAAP financials for the fourth quarter and fiscal 2010, as well as GAAP to non-GAAP reconciliations, are attached to this press release.  Additional reconciliations of GAAP to non-GAAP financial information will also be available on the Sonus Investor Relations Website at http://www.sonusnet.com, About Us, Investor Relations, Financial Information.

Conference Call Details:

Sonus Networks will host a conference call for analysts and investors to discuss its fourth quarter and full year 2010 results as well as certain forward-looking information today at 4:45 p.m. ET.

To listen live via telephone:

Dial-in number: 800-915-4586
International Callers: +1 212-231-2900

To listen live via internet:

Sonus Networks will host a live webcast of the conference call.  To access the webcast, visit www.sonusnet.com, About Us, Investor Relations.

-ends-

About Sonus Networks

Sonus Networks, Inc. is a leader in IP networking with proven expertise in delivering secure, reliable and scalable next generation infrastructure and subscriber solutions.  With customers in over 50 countries

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across the globe and over a decade of experience in transforming networks to IP, Sonus has enabled service providers and enterprises to capture and retain users and generate significant ROI.  Sonus products include media and signaling gateways, policy/routing servers, session border controllers and subscriber feature servers.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information, visit www.sonusnet.com.

Important Information Regarding Forward-Looking Statements

This release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act) regarding future events that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Such forward-looking statements may relate to, among others, expected financial and operating results, expected growth rates, future stock-based compensation and amortization expenses, future business prospects and market conditions.  Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated.  These include, but are not limited to: difficulties supporting our new strategic focus on channel sales; difficulties expanding the Company’s customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; market acceptance of the Company’s products and services; rapid technological and market change; the ability to recruit and retain key personnel; the ability to protect intellectual property rights; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the ability to hire and retain employees; the impact of increased competition; currency fluctuations; litigation; changes in the market price of the Company’s common stock; the timing of the Company’s recognition of revenues; actions taken by significant stockholders; failure or circumvention of the Company’s controls and procedures; and other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission by the Company, including in Item 1A - “Risk Factors” of our Annual Report on Form 10-K.  Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

For more information, please contact:

Wayne Pastore Senior Vice President and Chief Financial Officer 978-614-8291 wpastore@sonusnet.com	Fran Murphy Vice President, Finance and Investor Relations 978-614-8148 fmurphy@sonusnet.com

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SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2010	2010	2009
Revenue:
Product	$54,118	$19,391	$47,009
Service	28,861	23,348	21,703
Total revenue	82,979	42,739	68,712

Cost of revenue:
Product	17,805	7,231	11,852
Service	12,491	11,730	11,481
Total cost of revenue	30,296	18,961	23,333

Gross profit	52,683	23,778	45,379

Gross profit %
Product	67.1%	62.7%	74.8%
Service	56.7%	49.8%	47.1%
Total gross profit %	63.5%	55.6%	66.0%

Operating expenses:
Research and development	16,514	16,226	13,869
Sales and marketing	13,211	11,836	12,911
General and administrative	11,119	17,157	10,958
Restructuring	387	1,114	—
Total operating expenses	41,231	46,333	37,738

Income (loss) from operations	11,452	(22,555)	7,641
Interest expense	(138)	(10)	(89)
Interest income	320	439	592
Other income, net	—	1	47

Income (loss) before income taxes	11,634	(22,125)	8,191
Income tax benefit (provision)	(224)	(153)	2,118

Net income (loss)	$11,410	$(22,278)	$10,309

Earnings (loss) per share:
Basic	$0.04	$(0.08)	$0.04
Diluted	$0.04	$(0.08)	$0.04

Shares used to compute earnings (loss) per share:
Basic	276,659	275,412	274,359
Diluted	278,096	275,412	275,152

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Year ended
	December 31,	December 31,
	2010	2009
Revenue:
Product	$146,583	$136,276
Service	102,724	91,220
Total revenue	249,307	227,496

Cost of revenue:
Product	48,163	38,893
Service	47,992	44,467
Total cost of revenue	96,155	83,360

Gross profit	153,152	144,136

Gross profit %
Product	67.1%	71.5%
Service	53.3%	51.3%
Total gross profit %	61.4%	63.4%

Operating expenses:
Research and development	62,786	59,864
Sales and marketing	51,033	48,929
General and administrative	49,391	43,217
Restructuring	1,501	3,510
Total operating expenses	164,711	155,520

Loss from operations	(11,559)	(11,384)
Interest expense	(191)	(183)
Interest income	1,740	4,105
Other income, net	12	71

Loss before income taxes	(9,998)	(7,391)
Income tax benefit (provision)	(693)	2,459

Net loss	$(10,691)	$(4,932)

Loss per share:
Basic	$(0.04)	$(0.02)
Diluted	$(0.04)	$(0.02)

Shares used to compute loss per share:
Basic	275,470	273,730
Diluted	275,470	273,730

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$62,501	$125,323
Marketable securities	258,831	239,223
Accounts receivable, net	52,813	47,998
Inventory	22,499	21,925
Deferred income taxes	408	562
Other current assets	16,474	17,508
Total current assets	413,526	452,539

Property and equipment, net	21,284	14,646
Intangible assets, net	1,600	341
Goodwill	5,062	5,053
Investments	87,087	49,598
Deferred income taxes	1,271	711
Other assets	26,124	17,849
	$555,954	$540,737

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,936	$5,337
Accrued expenses	29,999	19,292
Current portion of deferred revenue	42,776	74,748
Current portion of long-term liabilities	338	753
Total current liabilities	90,049	100,130

Deferred revenue	42,811	25,242
Long-term liabilities	4,138	1,127
Total liabilities	136,998	126,499

Commitments and contingencies

Stockholders equity:
Common stock	277	277
Additional paid-in capital	1,301,285	1,286,326
Accumulated deficit	(889,501)	(878,810)
Accumulated other comprehensive income	6,895	6,712
Treasury stock	—	(267)
Total stockholders’ equity	418,956	414,238
	$555,954	$540,737

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31,	December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(10,691)	$(4,932)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	11,205	10,104
Amortization of intangible assets	741	232
Stock-based compensation	15,285	12,810
Loss on disposal of property and equipment	106	241
Deferred income taxes	406	449
Changes in operating assets and liabilities:
Accounts receivable	(4,689)	27,790
Inventory	(9,506)	(2,456)
Other operating assets	6,218	(7,836)
Accounts payable	11,539	(4,229)
Accrued expenses	12,587	(9,803)
Accrued litigation settlements	—	(9,600)
Deferred revenue	(14,694)	20,987
Net cash provided by operating activities	18,507	33,757

Cash flows from investing activities:
Purchases of property and equipment	(17,295)	(6,612)
Purchase of intangible assets	(2,000)	—
Purchases of marketable securities	(392,343)	(268,971)
Sale/maturities of marketable securities	330,374	243,984
Net cash used in investing activities	(81,264)	(31,599)

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	1,353	1,119
Proceeds from exercise of stock options	976	51
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(2,385)	(673)
Principal payments of capital lease obligations	(221)	(233)
Net cash provided by (used in) financing activities	(277)	264

Effect of exchange rate changes on cash and cash equivalents	212	694

Net increase (decrease) in cash and cash equivalents	(62,822)	3,116
Cash and cash equivalents, beginning of year	125,323	122,207
Cash and cash equivalents, end of period	$62,501	$125,323

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation and amortization of intangible assets included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.  Additional information regarding these items is available in the Investor Relations section of our website at http://www.sonusnet.com.  The information contained on our website or that can be accessed through our website should not be considered to be part of, or incorporated into, this press release.

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
Stock-based compensation
Cost of revenue - product	$104	$105	$63	$369	$361
Cost of revenue - service	401	396	449	1,620	1,784
Cost of revenue	505	501	512	1,989	2,145

Research and development expense	626	617	706	2,514	3,349
Sales and marketing expense	597	647	812	2,661	4,231
General and administrative expense	1,147	4,947	891	8,121	3,085
Operating expense	2,370	6,211	2,409	13,296	10,665

Total stock-based compensation	$2,875	$6,712	$2,921	$15,285	$12,810

Amortization of intangible assets
Cost of revenue - product	$228	$37	$48	$341	$232
Research and development	100	100	—	400	—
Total amortization of intangible assets	$328	$137	$48	$741	$232

SONUS NETWORKS, INC.

Reconciliation of GAAP to Non-GAAP 2011 Guidance

(In millions, except percentages)

(unaudited)

The following tables include non-GAAP measures provided as guidance for 2011 derived from our GAAP (generally accepted accounting principles in the United States) 2011 expected results.  This non-GAAP guidance for gross margin and operating expenses is not presented in accordance with, nor is it intended to be a substitute for, GAAP.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  The non-GAAP measures provided as guidance should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

	Range
	Low	to	High

Revenue	$265		$285

Reconciliation of GAAP to Non-GAAP 2011 Guidance - Gross Margin
GAAP expected results	58%		62%
Stock-based compensation	1%		1%
Amortization of intangible assets (A)	0%		0%
Non-GAAP guidance	59%		63%

Reconciliation of GAAP to Non-GAAP 2011 Guidance - Operating Expenses
GAAP expected results	$151		$155
Stock-based compensation	(8)		(8)
Non-GAAP guidance	$143		$147

(A)                              The impact of expense for amortization of intangible assets on non-GAAP gross margin is expected to be less than one percentage point in 2011.

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Information

(In thousands, except per share data)

(unaudited)

The tables below include non-GAAP financial measures derived from our Condensed Consolidated Statements of Operations.  These non-GAAP financial measures of Gross profit, Operating expenses and Net income (loss) are not presented in accordance with, nor are they intended to be a substitute for, accounting principles generally accepted in the United States of America (“GAAP”).  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  The non-GAAP financial measures described below, should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

We use a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  We consider the use of these non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  These items for the periods presented are Stock-based compensation expense, Amortization of intangible assets and Restructuring.  We do not include any income tax effect of non-GAAP adjustments as we were unable to recognize a tax benefit on domestic losses incurred in any of the periods presented; accordingly, no adjustment to income taxes for non-GAAP items is required.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future.

		Three months ended			Year ended
		December 31,	September 30,	December 31,	December 31,	December 31,
	Notes	2010	2010	2009	2010	2009

GAAP Total gross profit		$52,683	$23,778	$45,379	$153,152	$144,136
Stock-based compensation expense	(A)	505	501	512	1,989	2,145
Amortization of intangible assets	(B)	228	37	48	341	232
Non-GAAP Total gross profit		$53,416	$24,316	$45,939	$155,482	$146,513

GAAP Operating expenses		$41,231	$46,333	$37,738	$164,711	$155,520
Stock-based compensation expense	(A)	(2,370)	(6,211)	(2,409)	(13,296)	(10,665)
Amortization of intangible assets	(B)	(100)	(100)	—	(400)	—
Restructuring	(C)	(387)	(1,114)	—	(1,501)	(3,510)
Non-GAAP Operating expenses		$38,374	$38,908	$35,329	$149,514	$141,345

GAAP Net income (loss)		$11,410	$(22,278)	$10,309	$(10,691)	$(4,932)
Stock-based compensation expense	(A)	2,875	6,712	2,921	15,285	12,810
Amortization of intangible assets	(B)	328	137	48	741	232
Restructuring	(C)	387	1,114	—	1,501	3,510
Non-GAAP Net income		$15,000	$(14,315)	$13,278	$6,836	$11,620

(A)                     Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  A cash salary or bonus has a fixed and unvarying cash cost.  In contrast, the expense associated with the award of an option is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results enables the readers of our financial statements to more accurately compare our operating results to our historical results and to other companies in our industry.

(B)                     On January 15, 2010, we entered into an intellectual property asset purchase and license agreement with Winphoria, Inc. (“Winphoria”) and Motorola, Inc. (“Motorola”) to purchase certain of Winphoria’s software code and related patents and licensed certain other intellectual property from Winphoria and Motorola.  The purchase price included an initial payment of $2.0 million and future potential royalty payments dependent upon future sales of certain of our products that include the Winphoria technology that was purchased or licensed.  In connection with this transaction we recorded identifiable intangible assets which we have classified as developed technology and that will be amortized on a straight-line basis over five years, the expected useful life of the technology.  The amortization expense for these identifiable intangible assets is included in Amortization of intangible assets.

On April 13, 2007, we completed our acquisition of Zynetix Limited (“Zynetix”), a privately-held designer of innovative Global System for Mobile Communications infrastructure solutions located in the United Kingdom.  In connection with this acquisition we recorded intangible assets consisting of customer relationships, intellectual property and a trade name.  A portion of the Intellectual property was allocated to the Sonus reporting unit.  During the third quarter of fiscal 2008, we committed to a plan to sell Zynetix, and completed the sale transaction on November 26, 2008.  The amortization expense for the intellectual property allocated to the Sonus reporting unit is included in Amortization of intangible assets.

We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry and provides meaningful information regarding our liquidity.

(C)                     We recorded restructuring expense of $1.5 million in the year ended December 31, 2010, of which $0.4 million was recorded in the three months ended December 31, 2010 and $1.1 million was recorded in the three months ended September 30, 2010.  The amount recorded in the three months ended December 31, 2010 related to closing our office in Ottawa, Canada and the amount recorded in the three months ended September 30, 2010 was for a workforce reduction initiative that reduced our workforce by 12 employees.  We recorded $3.5 million of restructuring expense in the year ended December 31, 2009 for three headcount reduction restructuring initiatives that occurred in August, March and January 2009, and which reduced our headcount by approximately 193 people in the aggregate, or approximately 20% in the aggregate of our then-current workforce.  We believe that excluding these restructuring expenses facilitates the comparison of our financial results to our historical operating results and to other companies in our industry and provides meaningful information regarding our liquidity.